SCHEDULE 14C INFORMATION


          Information Statement Pursuant to Section 14(c) of the
                      Securities Exchange Act of 1934
                             (Amendment No.  )

   Check the appropriate box:
   (   )  Preliminary Information Statement
   (   )  Confidential, for Use of the Commission Only (as permitted  by
          Rule 14c-5(d)(2))
   ( X )  Definitive Information Statement

                             TM Century, Inc.
             (Name of Registrant as Specified In Its Charter)

   Payment of Filing Fee (Check the appropriate box):
   ( X )  No Fee Required
   (   )  Fee computed  on table below per  Exchange Act Rules  14c-5(g)
          and 0-11.
     1) Title of each class of securities to which transaction applies:
        ---------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ---------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ---------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ---------------------------------------------------------------
     5) Total fee paid:
        ---------------------------------------------------------------

   (  ) Fee paid previously with preliminary materials.
   ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule
        0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
        Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ---------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ---------------------------------------------------------------
     3) Filing Party:
        ---------------------------------------------------------------
     4) Date Filed:
        ---------------------------------------------------------------

                             TM CENTURY, INC.

                               2002 ACADEMY

                             DALLAS, TX  75234


                        1999 INFORMATION STATEMENT




   TO OUR STOCKHOLDERS:

   The accompanying information is being provided by the Board of Directors of TM Century, Inc., a Delaware corporation (the "Company"), in connection with the election by the stockholders of the Company of four directors to serve one-year terms and until their successors are elected and qualified.

   The holders of 70.7% of the outstanding Common Stock of the Company have agreed to execute a written consent (i) approving the election as directors of the four nominees of the Board of Directors and (ii) ratifying the Board's appointment of Deloitte & Touche, LLP as independent public accountants of the Company for the fiscal year ending September 30, 1999. Under Delaware law, such shares represent a sufficient number of shares to ensure the election of such nominees and such ratification without the vote or consent of any other stockholder of the Company. Delaware statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

   Based on the foregoing, the Board of Directors of the Company has determined not to call an annual meeting of stockholders, and no annual meeting of stockholders of the Company will be held in 1999. Because the election of the four nominees is assured, the Board believes it would not be in the best interests of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with the election of directors. Stockholder ratification of the appointment of independent public accountants is not required by law or the Company's bylaws.

   It is anticipated that the written consent of stockholders referred to above will be executed on or around February 8, 1999. The Board of Directors and management of the Company are not aware of any other action that will be authorized in such consent.


   Dallas, Texas                 /s/Neil W. Sargent
   December 16, 1998             Neil W. Sargent, President, Chief
                                 Executive Officer and Director



     WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT, AND YOU ARE
               REQUESTED NOT TO SEND US A PROXY OR CONSENT.

   INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS

   General
   Certain information regarding the directors and executive officers of the Company is set forth below. The Company's bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors or by the stockholders. The Board of Directors currently consists of four directors. All directors hold office until the next annual meeting of the stockholders and until their successors have been elected and qualified. Vacancies existing in the Board may be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.

                                                               Officer/Director
   Name                    Age   Position                           Since

   Marjorie L. McIntyre    73    Chairman of the Board of        August 1990
                                 Directors and Consultant

   A. Ann Armstrong        65    Director                        August 1990

   Donald E. Latin         68    Director                        October 1990

   Neil W. Sargent         67    President & CEO and Director    April 1995

   Robert D. Graupner      41    Executive Vice President        May 1996

   Robert  F.   Shannon,   47    Vice President                  August 1990
   Jr.

   Roger A. Holeman        42    Chief Financial Officer         August 1997


   Election of Directors

   Under the Company's bylaws, the nominees for election as directors who receive a plurality of the votes cast by stockholders are elected as directors of the Company. Cumulative voting with respect to the election of directors is not permitted.

   Section 228(a) of the Delaware General Corporation Law permits any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation to be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

   Each of the four current directors of the Company, Marjorie L. McIntyre, A. Ann Armstrong, Donald E. Latin and Neil W. Sargent, has been nominated by the Board of Directors for re-election. Each nominee is expected to be elected by written consent of the holders of a majority of the outstanding Common Stock of the Company to be executed on February 8, 1999. Carol M. Long and A. Ann Armstrong, who collectively hold 70.7% of the outstanding Common Stock of the Company in their capacities as co-trustees of the Marjorie McIntyre Trust, have agreed to execute such written consent. See "Voting Securities and Principal Stockholders". Under Delaware law, such shares represent a sufficient number of shares to ensure the election of all nominees without the vote or consent of any other stockholder of the Company. Pursuant to such consent, the directors will be elected to serve until the next annual meeting of stockholders, and until their successors have been elected and qualified. Each director has consented to serve if elected. No record date will be established, nor will the vote or consent of any other stockholder be solicited, in connection with the execution of such written consent.

   Board of Directors and Committees

   The Board of Directors held 8 meetings during fiscal 1998. Each director attended at least 75% of the total number of meetings held by the Board and each committee on which such director served. The Company presently has a standing Audit Committee, of which Ms. Armstrong and Mr. Latin are members, and Compensation Committee, of which Ms. Armstrong, Mr. Latin and Mrs. McIntyre are members. The Company does not have a standing Nominating Committee. The Audit Committee, which is responsible for reviewing all financial information distributed by the Company and coordinating with the outside independent accounting firm as to the establishment of fees for services, held a meeting with Deloitte & Touche, LLP on April 14, 1998, to review fiscal year 1997 financial information. The Compensation Committee, which is responsible for monitoring the Company's compensation practices, held a meeting in August 1998.

   Business Experience of Directors and Executive Officers

   Marjorie L. McIntyre was a founder of Century 21 Programming, Inc. ("Century 21"), a company with which the Company merged in 1990, and served as its Chairman of the Board of Directors from 1972 to 1990. Mrs. McIntyre served as a consultant to Century 21 from July 1990 until its October 1990 merger with the Company, and has served as a consultant to the Company since the merger. She was elected Chairman of the Board of Directors of the Company in 1992. She is co-founder of Home Interiors and Gifts, a Dallas-based home furnishings and accessories firm, having served as an officer and director of that firm from 1958 to 1973.

   A. Ann Armstrong is a practicing attorney and has been admitted to the State Bars in California in 1990, New York in 1980, and Texas in 1984. Prior to establishing her private law practice in California in 1990, she practiced law in New York from 1979 to 1981 with Donovan, Leisure, Newton & Irvine and from 1981 through 1983 with Skadden, Arps, Slate, Meagher & Flom, and in Texas from 1983 through 1989. Ms. Armstrong is co-founder of Home Interiors and Gifts, a Dallas-based home furnishings and accessories firm, and served as a director of that firm from 1958 through 1963. Ms. Armstrong holds a Bachelors of Science in Accounting from New York University magna cum laude, 1976, a Masters in Business Administration in Finance from New York University with distinction, 1977, and a Juris Doctorate from Yale Law School, 1979.

   Donald E. Latin is President of D. Latin & Company, Inc., a Dallas based investment banking firm he founded in 1985. From 1983 to 1985, he served as Executive Vice President and Chief Financial Officer of Dallas Federal Savings and Loan Association. Prior thereto, he served as Senior Vice President and Manager of the corporate finance department of the investment banking firm of Rauscher Pierce Refsnes, Inc. in Dallas. He also serves as a director of The Dwyer Group, Inc., a publicly-owned company, and has previously served as a director of several publicly-owned companies.

   Neil W. Sargent, a 40 year veteran of the radio industry, joined the Company as President and CEO in April 1995. From 1987 to 1995 he was employed by Westwood One Radio Networks based in Valencia, California (formerly known as Unistar; which was formerly known as Transtar), where he served as Senior Vice President of Affiliate Sales. Before joining Westwood One he was President of Programming Consultants, Inc. in Albuquerque, New Mexico. Mr. Sargent was elected as a director of the Company in April 1995.
   Robert D. Graupner joined the Company as Executive Vice President in May 1996. From 1990 to 1996 he was employed as Vice President and General Manager of Midcontinent Media in Madison, Wisconsin where he was responsible for the day-to-day operations of several radio stations. Mr. Graupner has over 20 years experience in network radio and program syndication, radio programming and managing radio stations.

   Robert F. Shannon, Jr. has served as Vice President of either the Company or Century 21 for over 10 years. Mr. Shannon has over 15 years of prior experience as a disc jockey and program director for radio stations in Boston, Dallas, and Phoenix and as owner of a radio specials production company.

   Roger A. Holeman, C.P.A., joined the Company in August 1997 as Chief Financial Officer. From 1996 to August, 1997 he was employed by TNP Enterprises, Inc., in Fort Worth, TX where he served as a Business Development Consultant. From 1988 to 1996 he was employed by Atmos Energy Corporation in Dallas where he served as a Senior Auditor and Manager of General Accounting. Mr. Holeman received a Bachelors of Science in Business from Indiana University in 1978 and earned a Master of Business Administration from the Tulane School of Business in 1981.

   Compliance with Section 16(a) of the Securities Exchange Act

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership in the Company's Common Stock. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the
   Company believes that, during the last fiscal year, all of the Company's officers, directors, and greater than ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements except as follows: for Roger A. Holeman, the initial statement of beneficial ownership of securities (Form 3), in which no transactions were reported, was filed late.

   EXECUTIVE COMPENSATION

   The following tables present (1) compensation paid or accrued for services rendered in all capacities to the Company by its Chief Executive Officer (the "Named Executive Officer") for the last three fiscal years and (2) certain information regarding option values. No other executive officer met the minimum compensation threshold of $100,000 for inclusion in the tables. No options were granted to or exercised by the Named Executive Officer during the last fiscal year.

                        Summary Compensation Table
                                                           Long Term
                                  Annual Compensation     Compensation
                                                             Awards
                                                           Securities
                                                           Underlying    All Other
   Name and Principal Position  Year Salary ($)Bonus ($)  Options (#)   Compensation

   Neil W. Sargent              1998  178,882      -         15,000          -
   President & CEO              1997  180,000      -           0             -
                                1996  180,000      -           0             -
   Robert D. Graupner           1998  108,333                  0             -
   Executive Vice President     1997   99,999                  0             -
                                1996   40,576     (1)        25,000          -

   (1)   Salary from commencement of employment on May 6, 1996.

              Aggregated Option Exercises in Last Fiscal Year
                         and FY-End Option Values
                                                         Number of            Value of
                                                         Securities         Unexercised
                                                         Underlying         In-the-Money
                                                        Unexercised           Options
                          Shares           Value     Options at FY-End     at FY-End (1)
                         Acquired         Realized
        Name          on Exercise (#)       ($)       (#) Exercisable/    ($) Exercisable/
                                                       Unexercisable       Unexercisable

Neil W. Sargent              -               -        68,000 / 47,000     $1,500 / $6,000

Robert D. Graupner           -               -        12,500 / 12,500            -

   (1) Options are "in the money" if the fair market value of the underlying securities exceeds the exercise price of the option. The option issued in August 1998 was the only "in the money" option at the end of fiscal year 1998. The option value of the option shares issued during August 1998 was $.355 per share and 3,000 shares may be exercised as of September 30, 1998. The fair market value of the Company's Common Stock was $.50 per share on September 30, 1998. The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock option and award plan. No compensation expense is recorded during fiscal 1998 since the exercise price of each option granted was greater than or equal to the market price of the Company's stock on the date of grant.

   Compensation of Directors and Employment Contracts

   In July 1996, the Company renewed, for an additional three-year term, a consulting agreement with Mrs. McIntyre, which provides for annual compensation of $120,000 and the performance by Mrs. McIntyre of up to 60 hours per month of consulting services to management. Pursuant to this agreement, as renewed, Mrs. McIntyre agreed not to compete with the Company during the term of the agreement. Ms. McIntyre volunteered and received a 10% reduction in annual compensation effective as of March 16, 1998 until further notice.

   Mr. Latin and Ms. Armstrong, the Company's two nonemployee directors, receive monthly fees of $2,000 and $1,500, respectively, for their attendance at Board of Directors' and committee meetings and for consulting services to the Company on an as-needed basis. For the fiscal year ended September 30, 1998, Mr. Latin and Ms. Armstrong received total fees of $24,000 and $18,000 respectively.

   For a period of five years beginning in December 1991, a Nonqualified Stock Option covering 2,500 shares of Common Stock was granted each December at an exercise price of $1.20 per share (the fair market value of the Common Stock on December 3, 1991) under the Company's 1991 Long Term Performance Incentive Plan to each director who at the time of grant was a member of the Compensation Committee and who was not an employee or consultant of the Company. Mr. Latin and Ms. Armstrong received such options each year commencing 1991 through 1995. Each such option has a term of ten years and vests with respect to 20% of the shares covered thereby on the date of grant, cumulatively with respect to an additional 30% of such shares on the first anniversary of the grant date, and cumulatively with respect to the remaining 50% of such shares on the second anniversary of the grant date. Directors who are not members of the Compensation Committee are eligible to be granted Incentive Stock Options or Nonqualified Stock Options under the Plan at the discretion of the Committee. Neil W. Sargent, President and CEO and a director of the Company, was granted an Incentive Stock Option under the Plan covering 100,000 shares of Common Stock upon his election as an officer in April 1995 and an additional 15,000 shares based on the August 1998 amendment to the April 1995 agreement.

   Effective April 1995, the Company entered into a three-year employment contract with Neil W. Sargent, President, CEO and a director of the Company which provides for a base annual salary of $180,000 and eligibility to participate in the Company's Bonus Plan.

   On August 10,  1998, the Company  amended the April  1995 three  year
   employment  contract  with  Neil  W.  Sargent,  President  and   CEO,
   retroactively to April 17, 1998. The amended contract calls for a base annual salary of $157,000 from October 1, 1998 through April 16, 1999. The salary payable to the Employee shall be reduced by the amount of any pay increases given by the Company to its Chief Operating Officer, but in no event shall such reductions exceed $35,000. The amendment provided for 15,000 additional stock options based on the average bid and ask closing price of TMCI stock as of August 10, 1998, which was $.355. Additionally, if in any year during the Employment Term the Company becomes profitable (i.e., the audited statement of operations included in the Company's Annual Report on Form 10-K as filed with the U.S. Securities and Exchange

   Commission, reflects a positive income for the year) the Employee's salary shall be increased by the amount of $8,000 as well as the Company shall provide the Employee a monthly automobile allowance. Except as specifically provided above, all of the terms and conditions of the Original Agreement shall remain in full force and effect; such as eligibility to participate in the Company's Bonus Plan and an additional bonus plan based on the achievement of certain financial targets. Pursuant to this agreement, Mr. Sargent has agreed not to compete with the Company during the term of the agreement and for one year thereafter.

   Effective May 1996, the Company entered into a three-year employment contract with Robert D. Graupner, the Executive Vice President of the Company which provided for a base annual salary of $100,000 and eligibility to participate in the Company's Bonus Plan. At the end of each fiscal year and at such other times as the Board of Directors or the Compensation Committee of the Board of Directors will review the Employee's salary and other compensation and determine whether any salary increase or increase in other compensation is appropriate. On August 1, 1998, the Board of Directors approved a $15,000 increase to the base annual salary.

   INDEPENDENT PUBLIC ACCOUNTANTS

   It is anticipated that Deloitte & Touche, LLP will be appointed by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending September 30, 1999. It is anticipated that such appointment will be ratified pursuant to the written consent to be executed by certain stockholders, as described on the first page of this Information Statement and under the heading "Information Concerning the Directors and Executive Officers - Election of Directors."

   VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

   The following table sets forth (a) beneficial ownership of the Common Stock of each director of the Company, the Named Executive Officer, all officers and directors as a group and each person known by the Company to own beneficially more than 5% of the Common Stock of the Company and (b) the percentage of outstanding Common Stock of the Company owned by each of the foregoing as of December 31, 1997 except as otherwise noted. Unless otherwise indicated, each person and the members of the group have sole voting and investment power with respect to the shares shown. As of November 30, 1998 there were 2,483,193 shares of Common Stock outstanding.

                                                  Number of Beneficially  Percent
      Name and Address                            Owned Shares            of Class


      Marjorie L. McIntyre                        1,755,000 (1) (2)       70.7
      2002 Academy
      Dallas, TX  75234

      Carol M. Long                               1,725,750  (1) (2)      69.5
      2002 Academy
      Dallas, TX  75234

      A. Ann Armstrong                            1,737,000  (1) (2) (3)  69.7
      21500 Armstrong Road
      Grass Valley, CA  95949

      Neil W. Sargent                                 105,750  (4)         4.3
      2002 Academy
      Dallas,  TX  75234

      Donald E. Latin                                   25,500  (5)        1.0
      600 N. Pearl St., Ste. 2250
      Dallas, TX  75201

      A group, composed of Mrs. McIntyre          1,755,000  (1) (2) (6)  67.1
      (individually), and Mrs. Long and Ms.
      Armstrong, as Co-Trustees of the Marjorie
      McIntyre Trust (the _Trust_) created by
      instrument dated November 18, 1984 by
      Marjorie L. McIntyre, as Settlor

      All officers and directors as a group       1,933,866  (7)          78.3
      (8 persons)


   (1) Includes 1,725,750 shares held by the Trust, which is irrevocable, of which Mrs. Long and Mrs. Long's children are co-income beneficiaries; Mrs. Long's descendants are remainder beneficiaries; and Mrs. Long and Ms. Armstrong are co-Trustees. Mrs. Long and Ms. Armstrong must act unanimously to vote or dispose of shares held by the Trust. Disclosures in this Information Statement regarding the Trust and its holdings are based on information provided to the Company by the trustees.

   (2) For purposes of Section 16 of the Securities Exchange Act of 1934, as amended, Mrs. McIntyre disclaims beneficial ownership of the shares held by Ms. Armstrong and the Trust, respectively; Mrs. Long disclaims beneficial ownership of the shares held by Mrs. McIntyre, Ms. Armstrong, and the Trust, respectively, except to the extent of her indirect beneficial interest, as co-beneficiary of the Trust, in the shares held by the Trust; and Ms. Armstrong disclaims beneficial ownership of the shares held by Mrs. McIntyre and the Trust, respectively.

   (3) Includes 12,500 shares that Ms. Armstrong has the right to acquire pursuant to presently exercisable nonqualified stock options.

   (4) Includes 68,000 shares that Mr. Sargent has the right to acquire pursuant to presently exercisable incentive stock options.

    (5) Includes 12,500 shares that Mr. Latin has the right to acquire pursuant to presently exercisable nonqualified stock options.

   (6) Mrs. Long and Ms. Armstrong, as co-Trustees of the Trust, and Mrs. McIntyre have informally agreed to consult with one another from time to time to determine, on a case-by-case basis, whether they will act as a group with respect to voting or disposing of the shares respectively held by them. See "Information Concerning the Directors and Executive Officers - Election of Directors" for a discussion of an agreement relating to the election of directors to which this Information Statement relates.

   (7) Includes 109,125 shares and 25,000 shares that the officers and directors have the right to acquire pursuant to presently exercisable incentive stock options and nonqualified stock options, respectively.

   Each share of Common Stock is entitled to one vote on each matter presented to the stockholders of the Company.

   A copy of the Company's Annual Report to Stockholders is being mailed to the stockholders with this Information Statement. The Company's Annual Report to Stockholders contains financial statements as of September 30, 1998 and 1997 and for each of the fiscal periods ended September 30, 1998, 1997, and 1996.

   A copy  of  the  Company's  1998 Annual  Report  on  Form  10-KSB  is
   available  to  each   stockholder  without  charge   by  writing   to
   Shareholder Relations, TM  Century, Inc.,   2002 Academy, Dallas,  TX
   75234.



                                   By Order of the Board of Directors,

                                             /s/Neil W. Sargent

                                             Neil W. Sargent
                                  President and Chief Executive Officer



   Dallas, Texas
   December 16, 1998